UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

CHROMCRAFT REVINGTON, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Chromcraft Revington, Inc. (the “Company”) appointed James M. La Neve to serve as Vice President, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer of the Company effective as of August 26, 2010. The terms of office for these positions are annual appointments. Mr. La Neve, age 53, has served as our Vice President-Administration since July, 2009 and our Vice President and Controller from March, 2007 until May, 2008. From June, 2008 until rejoining the Company as a consultant in January, 2009, Mr. La Neve served as Vice President-Finance of Zimmer Holdings, Inc., a global manufacturer of orthopaedic products. Previously, Mr. La Neve was employed by Raytech Corporation from 2003 until 2007, an international manufacturer of automotive and heavy-duty components, where he was named Vice President-Corporate Controller in 2005. In addition, he held the position of Interim Chief Financial Officer there from 2006 until 2007. Mr. La Neve was also previously employed by CTS Corporation, a global manufacturer of electronic components, where he held a variety of senior financial positions, DePuy, Inc., a global manufacturer of orthopaedic products and Arthur Young & Co., a predecessor firm to Ernst & Young.

Myron D. Hamas served as the Company’s Principal Financial Officer and Principal Accounting Officer prior to Mr. La Neve’s appointment to these positions and remains the Company’s Vice President-Finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2010

CHROMCRAFT REVINGTON, INC.

By: /s/ Ronald H. Butler
Ronald H. Butler,
Chairman and Chief Executive Officer